                                                                   Exhibit 99.1





                                    MAGNA-LAB INC.


         SUBSCRIPTION AGREEMENT made as of this 3rd day of November, 1997 between Magna-Lab Inc., a New York corporation (the "Company"), and the undersigned (the "Subscriber").

         WHEREAS, the Company desires to issue in a private placement to accredited investors a minimum of $14,400,000 and a maximum of 16,800,000 shares of the Company's Class A Common Stock, $.001 par value (the "Shares") on the terms and conditions hereinafter set forth, and the Subscriber desires to acquire the number of Shares set forth on the signature page hereof.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.  SUBSCRIPTION FOR SHARES AND REPRESENTATIONS BY SUBSCRIBER

         1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company the number of Shares set forth upon the signature page hereof at a price equal to 12 1/2 cents per Share, and the Company agrees to sell such number of Shares for said purchase price. The purchase price is payable by (i) check made payable to Rubin, Baum, Levin, Constant & Friedman, Escrow Agent (the "Escrow Agent"), or
(ii) wire transfer in accordance with the wire transfer instructions set forth on Exhibit A hereto, contemporaneously with the execution and delivery of this Subscription Agreement. Certificates representing the Shares will be delivered by the Company within fourteen (14) days following the consummation of this offering as set forth in Article III hereof. The Subscriber understands however, that this purchase of Shares is contingent upon the Company making sales of a minimum of 14,400,000 Shares prior to the Termination Date as defined in Article III hereof.

         1.2 The Subscriber recognizes that the purchase of the Shares involves a high degree of risk that (i) the Company has had only limited operations, minimal revenues and requires substantial funds in addition to the proceeds of this private placement; (ii) the Company's operations have been drastically curtailed since its fiscal year ended February 28, 1997 due to lack of working capital and its inability to raise additional financing (reference is made to the Company's Current Report on Form 8-K for March 17, 1997 (the "Form 8-K") and Annual Report on Form 10-KSB for the year ended February 28, 1997 (the "Form 10-KSB"); (iii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares, (iv) he may not be able to liquidate his investment; (v) transferability of the Shares is extremely limited and no registration rights are provided to Subscribers in the offering; and (vi) in the event of a disposition, an investor could sustain the loss of his entire investment.

         1.3 The Subscriber represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), as indicated by his responses to the Confidential Purchaser Questionnaire, and that he is able to bear the economic risk of an investment in the Shares.


         1.4 The Subscriber acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to evaluate the merits and risks of an investment in the Shares on his behalf, and that he recognizes the highly speculative nature of this investment.

         1.5 The Subscriber acknowledges receipt and careful review of the Form 10-KSB and the Form 8-K (collectively, the "Offering Documents"). The Subscriber further acknowledges that he is aware that the Company, due to lack of funds, was late in the filing of its Form 10-KSB and has not filed its Quarterly Reports on Form 10-QSB for the quarters ended May 31, and August 31, 1997. Accordingly, current financial statements as of a date subsequent to February 28, 1997 are not available The Subscriber hereby represents that he has been furnished by the Company during the course of this transaction with all information regarding the Company which he had requested or desired to know, that all documents which could be reasonably provided have been made available for his inspection and review, and that such information and documents have, in his opinion, afforded the Subscriber with substantially all of the same information that would be provided him in a registration statement filed under the Act; and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering, and any additional information which he had requested.

         1.6 The Subscriber hereby acknowledges that this offering has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Act. The Subscriber represents that the Shares are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available.

         1.7 The Subscriber understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

         1.8 The Subscriber understands that Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company currently does not fulfill, and makes no representation or warranty regarding its fulfillment in the future of, any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Shares under the Act. The Subscriber consents that the Company may, if it desires, permit the transfer of the Shares out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws"). The respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him contained herein or in the Confidential Purchaser Questionnaire or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

         1.9 The Subscriber consents to the placement of a legend or any certificate or other document evidencing the Shares stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

         1.10 The Subscriber understands that the Company will review this Subscription Agreement and the Confidential Purchaser Questionnaire and is hereby given authority by the undersigned to call his bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

         1.11 The Subscriber hereby represents that the address of Subscriber furnished by him at the end of this Subscription Agreement is the undersigned's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

         1.12 The Subscriber acknowledges that if he is a Registered Representative of an NASD member firm, he must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

         1.13 The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

II. REPRESENTATIONS BY THE COMPANY

         2.1 Company represents and warrants to the Subscriber that prior to the consummation of this offering and at the Closing Date:

              (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of New York and has the corporate power to conduct the business which it conducts and proposes to conduct.

              (b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Shares will have been duly taken and approved.

              (c) The Shares have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be fully paid and nonassessable.

              (d) The execution and delivery of this Subscription Agreement, the issuance of the Shares and the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated, will not result in a violation of, or constitute a default under, the certificate of incorporation or by-laws, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness to which the Company is a part or by which it or any of its properties may be bound or in violation of any material order, rule, regulations writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

III.     TERMS OF SUBSCRIPTION

         3.1 The subscription period will begin on November 3, 1997 and will terminate upon the earlier to occur of (i) the sale of all of the Shares of (ii) 11:59 PM Eastern time on November 14, 1997 unless extended by the Company for an additional period or periods not exceeding 30 days in the aggregate (the "Termination Date"). The minimum of 14,400,000 Shares are offered on an "all or none" basis, and the acceptance of subscriptions in excess of the minimum number of Shares is at the discretion of the Company. The minimum subscription per Subscriber shall be $25,000; provided, however, that smaller investments may be accepted at the discretion of the Company.

         3.2 Pending the sale of the Shares, all funds paid hereunder shall be deposited by the Company in escrow with the Escrow Agent. If the Company shall not have obtained subscriptions (including this subscription) for purchases of 14,400,000 Shares, on or before the Termination Date, then this subscription shall be void and all funds paid hereunder by the

Subscriber, without interest, shall be promptly returned to the Subscriber, subject to paragraph 3.4 hereof.

         3.3 The Subscriber hereby authorizes and directs the Company to deliver the Shares to be issued to such Subscriber pursuant to this Subscription Agreement either to the residential or business address indicated in the Confidential Purchaser Questionnaire.

         3.4 The Subscriber hereby authorizes and directs the Escrow Agent to return any funds for unaccepted subscriptions to the same account from which the funds were drawn.

IV. CERTAIN COVENANTS AND UNDERSTANDINGS

         Each Subscriber acknowledges and agrees with the Company as follows:

         4.1 The outstanding shares and derivative securities of the Company (before giving effect to the issuance of the Shares) will be substantially as set forth in Exhibit B hereto. It is anticipated that the outstanding warrants and unit purchase options reflected on Exhibit B will be subject to substantial dilution adjustment as a result of the issuance price for the Shares being at below the current market price for the Shares.

         4.2 Upon completion of the offering the Board of Directors of the Company will consist of eight directors: (i) two of the three current directors,
(ii) Dan Mulvena, (iii) three directors to be designated by Subscribers and (iv) Drs. Fuster and Teischholz.

         4.3 Each Subscriber commits to use its best efforts to cause the completion of (a) within 180 days another private placement to accredited investors for gross proceeds to the Company of approximately $2,000,000 and (b) an underwritten public equity offering of not less than $5,000,000 the terms and timing of which are to be agreed upon. In connection with said public offering, each Subscriber agrees to execute such lock-up agreements as may be requested by the underwriter(s) therefor.

         4.4 Dan Mulvena will be engaged as Chairman and Chief Executive Officer of the Company and Dr. Lawrence A. Minkoff will be President of the Company.


V.  MISCELLANEOUS

         5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand (or express delivery service) against written receipt therefor, addressed to the Company, at c/o Rubin, Baum, Levin, Constant and Friedman, 30 Rockefeller Plaza, New York, New York 10112,
Attention: Irwin M. Rosenthal, Esq. and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing or hand delivery, except notices of change of address, which shall be deemed to have been given when received.

         5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any part, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

         5.5  This Subscription Agreement may be executed in counterparts.
Upon the execution and deliver of this Subscripting Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

         5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

         5.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

    IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.


----------------------------------          ---------------------------------
Signature of Subscriber(s)


----------------------------------          ---------------------------------
Name of Subscriber(s)
[please print]


----------------------------------          ---------------------------------
Address of Subscriber(s)


----------------------------------          ---------------------------------
Social Security or Taxpayer
Identification Number of Subscriber(s)


----------------------------------          ---------------------------------
Number of Shares Subscribed For

$_________________________________
Purchase Price

Date: ________________, 1997

* If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:
The undersigned NASD member firm acknowledges receipt of the notice required by
Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.


Name of NASD Member Firm


-----------------------------------
By: Authorized Officer

                                  Subscription Accepted:

                                  MAGNA-LAB INC.

                                  By:
                                     --------------------------------
                                       Lawrence A. Minkoff
                                       Chairman of the Board, President and
                                       Chief Executive Officer

                                  Date:_______________, 1997

                                                                       EXHIBIT A

                              WIRE TRANSFER INSTRUCTIONS


         Wire transfers should be made to Rubin Baum Levin Constant & Friedman, Attorney Trust Account, as Escrow Agent, Chase Manhattan Bank, Account Number 967-097940, ABA Routing Number 021000021. Ref: F/B/O Magna-Lab Inc.

                             ---------------------------------------

IMPORTANT                    Investor Name:_________________________
Please complete
                             ---------------------------------------


                          INDIVIDUAL INVESTOR QUESTIONNAIRE

                                    MAGNA-LAB INC.


MAGNA-LAB INC.
P.O. Box 1313
Brentwood, NY  11717-0689

    The information contained in this Questionnaire is being furnished in order to determine whether the undersigned's subscription to purchase shares of Class A Common Stock ("Shares") of Magna-Lab Inc. (the "Company") may be accepted.

    ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Shares is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or "blue sky" laws. Further, the undersigned understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities or "blue sky" regulators.

--------------------------------------------------------------------------------
IF YOU ARE PURCHASING SHARES WITH YOUR SPOUSE, YOU MUST BOTH SIGN THE SIGNATURE PAGE (PAGE A-5)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
IF YOU ARE PURCHASING SHARES WITH ANOTHER PERSON NOT YOUR SPOUSE, YOU MUST EACH FILL OUT A SEPARATE QUESTIONNAIRE. Please make a photocopy of pages A-1 to A-5 and return both completed Questionnaires to the Company in the same envelope.
--------------------------------------------------------------------------------

(b) that my purchase of Shares will be solely for my own account and not for the account of any other person (other than my spouse, if co-owner);

(c) that the name, home address and social security number or taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

(d) that one of the following is true and correct (check one):


PURCHASER          SPOUSE, IF CO-OWNER
---------          -------------------

/ /      / /   (i)      I am a United States citizen or resident of the United
                        States for United States federal income tax purposes.

/ /      / /   (ii)     I am neither a United States citizen nor a resident of
                        the United States for federal income tax purposes


IV. GENERAL INFORMATION

    (a)  PERSONAL INFORMATION

Purchaser

Name:
    ---------------------------------------------------------------------------

Social Security or Taxpayer Identification Number:
                                                 ------------------------------


Residence Address:
                 --------------------------------------------------------------
                             (Number and Street)


--------------------------------------------------------------------------------
(City)                                      (State)           (Zip Code)


Residence Telephone Number:
                          -----------------------------------------------------
                             (Area Code)         (Number)


Business Address:
                ---------------------------------------------------------------
                                       (Number and Street)


--------------------------------------------------------------------------------
(City)                                      (State)           (Zip Code)

Business Telephone Number:
                         ------------------------------------------------------
                             (Area Code)         (Number)

I prefer to have correspondence sent to:    / /  Residence      / /  Business

NASD Affiliation or Association, if any:
                                       ----------------------------------------

    If none, check here  / /

Spouse, if Co-Owner

Name:
    ---------------------------------------------------------------------------

Social Security or Taxpayer Identification Number:
                                                 ------------------------------


Residence Address:
                 --------------------------------------------------------------
                             (Number and Street)


--------------------------------------------------------------------------------
(City)                                      (State)           (Zip Code)


Residence Telephone Number:
                          -----------------------------------------------------
                             (Area Code)         (Number)


Business Address (if different from Purchaser's):
                                                -------------------------------
                                                      (Number and Street)


--------------------------------------------------------------------------------
(City)                                      (State)           (Zip Code)


Business Telephone Number (if different from Purchaser's):
                                                         ----------------------
                                                         (Area Code) (Number)

I prefer to have correspondence sent to:    / /  Residence      / /  Business

NASD Affiliation or Association, if any:
                                       ----------------------------------------

    If none, check here  / /

V.  SIGNATURE

The Signature Page to this Questionnaire is contained on page A-5, entitled Individual Signature Page.

                             INDIVIDUAL SIGNATURE PAGE
                                     __________

                                   MAGNA-LAB INC.
                                     __________

    Your signature on this Individual Signature Page evidences your agreement to be bound by the Questionnaire and the Subscription Agreement.

    1. The Undersigned represents that (a) he/she has read and understands the Subscription Agreement, (b) the information contained in this Questionnaire is complete and accurate and (c) he/she will telephone the Company (contact at (212) 698-7840, Attn: Irwin M. Rosenthal, Esq. immediately if any material change in any of this information occurs before the acceptance of his/her subscription and will promptly send the Company written confirmation of such change.


-------------------------------------       -------------------------, 1997
    Number of Shares applied for                   Date

                                            -----------------------------------
                                                Name (Please Type or Print)

                                            -----------------------------------
                                                           Signature

                                            -----------------------------------
                                                 Name of Spouse if Co-Owner
                                                    (Please Type or Print)

                                            -----------------------------------
                                              Signature of Spouse if Co-Owner


--------------------------------------------------------------------------------
IF YOU ARE PURCHASING SHARES WITH YOUR SPOUSE, YOU MUST BOTH SIGN THE SIGNATURE PAGE (PAGE A-5)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
IF YOU ARE PURCHASING SHARES WITH ANOTHER PERSON NOT YOUR SPOUSE, YOU MUST EACH FILL OUT A SEPARATE QUESTIONNAIRE. Please make a photocopy of pages A-1 to A-5 and return both completed Questionnaires to the Company in the same envelope.
--------------------------------------------------------------------------------

    THE SECURITIES BEING SUBSCRIBED FOR HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, CONCURRED IN BY COUNSEL TO THE COMPANY, HAS BEEN DELIVERED TO THE EFFECT THAT REGISTRATION OF SUCH SECURITIES IS NOT REQUIRED.

                                   MAGNA-LAB INC.
                                   P.O. BOX 1313
                          BRENTWOOD, NEW YORK  11717-0689


                             November 14, 1997

To Each of the Addressees
on Appendix A hereto:

                   RE:  PRIVATE PLACEMENT

Ladies and Gentlemen:

    Please be advised that in accordance with the subscription documents for the Magna-Lab Inc. offering of a minimum of 14,400,000 and a maximum of 16,800,000 shares of its Class A Common Stock, the termination date for the offering has been extended from November 14, 1997 to November 27, 1997.

                   Very truly yours,

                             MAGNA-LAB INC.


                             By:
                                ----------------------------------------------
                                  Lawrence A. Minkoff, Chairman of the Board,
                                  Chief Executive Officer and President

MAGNA-LAB INC.
P.O. BOX 1313
BRENTWOOD, NEW YORK  11717-0689


                             November 26, 1997

To Each of the Subscribers in Magna-Lab's Private
Placement of Shares at 12 1/2 cents per Share

                   RE:  PRIVATE PLACEMENT

Ladies and Gentlemen:

    By the attached proposed Amendment No. 1 to the Subscription Agreement for this Private Placement, Magna-Lab Inc. (the "Company") is requesting your agreement to (i) a reduction in the "minimum" subscriptions required for a closing from 14,400,000 Shares ($1,800,000 gross proceeds) to 9,600,000 Shares ($1,200,000 gross proceeds) and (ii) certain additional amendments to the Subscription Agreement requested by some prospective subscribers. The request for a reduced minimum is being made to enable the Company to conduct an initial closing promptly in order to apply $500,000 to fund settlements with most of its creditors on a substantially discounted basis. The Company believes it may lost these favorable settlements unless it can fund them immediately. Subscriptions slightly in excess of $1,250,000 have been received to date.

    Unless, prior to the termination date of the offering, the Company receives subscriptions for the original minimum of 14,400,000 Shares, only subscribers who (in addition to having executed the Subscription Agreement and Questionnaire) execute the attached Amendment will be deemed to have subscribed to the amended offering (which will require a minimum of only 9,600,000 Shares). The maximum offering continues to be 16,800,000 Shares ($2,100,000 gross proceeds).

    If you wish to purchase Company Shares in the reduced minimum offering, please return your signed Amendment to the Company's counsel which is acting as escrow agent for the offering (Rubin Baum Levin Constant & Friedman, as Escrow Agent) by Monday morning, December 1, 1997, either by fax (212-698-7825,
Attention: Irwin Rosenthal, Esq.) or express delivery service (to Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, NY 10112, Attn: Irwin
M. Rosenthal, Esq.)

    Pursuant to the Subscription Agreement, the Company has extended the termination date for the Offering from November 14, 1997 to December 12, 1997.

                             Very truly yours,

                             MAGNA-LAB INC.

                                   MAGNA-LAB INC.
                                   P.O. BOX 1313
                          BRENTWOOD, NEW YORK  11717-0689


                             November    , 1997


Rubin Baum Levin Constant & Friedman,
as Escrow Agent
30 Rockefeller Plaza
New York, New York  10112

                   RE:  PRIVATE PLACEMENT

Gentlemen:

    Magna-Lab Inc. (the "Company") hereby acknowledges its acceptance of subscriptions for _________ shares of its Class A Common Stock for gross proceeds of $________ pursuant to its private offering of a minimum of 14,400,000 and a maximum of 16,800,000 shares of the Company's Class A Common Stock (the "Offering"). Accordingly, the initial closing of the Offering has been completed today.

    You are authorized and directed to release and deliver the following amounts from said gross proceeds.

          II.  To Angel & Frankel - $500,000;
          III. To New York State Department of Law - check for $800.00; and
          IV.  to New York State Secretary of State - check for $150.00.

Please hold the remaining proceeds of today's closing in a sub-account of your firm's bank account until further instructions from Magna-Lab Inc.

                             Very truly yours,


                             MAGNA-LAB INC.


                             By:
                                --------------------------------------------
                                  Lawrence A. Minkoff, Chairman of the Board,
                                  Chief Executive Officer and President

                             PLEASE MAKE CHECK PAYABLE TO:

                             Rubin Baum Escrow Agent for Magna-Lab

                             Return check and documents, properly executed, to:

                                  G-V Capital Corp.
                                  150 Motor Parkway
                                  Suite 311
                                  Hauppauge, NY  11788

                                      APPENDIX A


"The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect to these shares has become effective under said Act, or the Company is furnished with an opinion of counsel satisfactory in form and substance to it that such registration is not required."

                                    MAGNA-LAB INC.


         AMENDMENT NO. 1, dated as of November 26, 1997, to SUBSCRIPTION AGREEMENT made as of November 3, 1997 (the "Subscription Agreement") between Magna-Lab Inc., a New York corporation (the "Company"), and the undersigned (the "Subscriber").

         WHEREAS, the Company and the Subscriber have entered into the Subscription Agreement (and the Company has entered into similar subscription agreements with other subscribers) relating to a private placement to accredited investors of a minimum of 14,400,00 and a maximum of 16,800,000 shares of the Company's Class A Common Stock, $.001 par value (the "Shares"), but now wish to amend the Subscription Agreement to (a) reduce the minimum number of Shares which must be sold before any sales pursuant to the offering may be consummated from 14,400,000 Shares ($1,800,000 gross proceeds) to 9,600,000 Shares ($1,200,000 gross proceeds) and (b) in certain other respects.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

    1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Subscription Agreement has the meaning assigned to such term in the Subscription Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Subscription Agreement shall from and after the date hereof refer to the Subscription Agreement as amended hereby.

    2. EXTENSION OF TERMINATION DATE. Pursuant to Section 3.1 of the Subscription Agreement, the Company has extended the Termination Date for the offering to December 12, 1997.

    3. AMENDMENT OF SUBSCRIPTION AGREEMENT. The Subscription Agreement is hereby amended in the following respects:

         (a) The number "14,400,000" in the "WHEREAS" paragraph and in Sections 3.1 and 3.2 of the Agreement is hereby deleted and replaced by "9,600,000."

         (b) Section 4.2 of the Subscription Agreement is hereby amended to read as follows:

              "4.2 Upon completion of the offering the Board of Directors of the Company will consist of eight directors: (i) two of the three current directors, (ii) Dan Mulvena, (iii) three directors to be designated by Subscribers and (iv) Dr. Tcichholz and another medical doctor to be designated by the current directors.

         (c) The final sentence of Section 4.3 of the Subscription Agreement is hereby amended by inserting at the end thereof (before the period) the words: ", which shall be no less favorable than those required of the Company directors and executive officers."

    4. MULTIPLE CLOSINGS. The Company may conduct an initial closing upon receipt and acceptances of subscriptions for the minimum 9,600,000 Shares ($1,200,000 gross proceeds) and may thereafter conduct additional closings (up to the aggregate maximum offering of 16,800,000 Shares ($2,100,000 gross proceeds)) on or prior to the December 12, 1997 Termination Date.

    5. NO OTHER AMENDMENTS. Except as expressly amended hereby, the terms and provisions of the Subscription Agreement shall remain in full force and effect.

    6. COUNTERPARTS. This Amendment No. 1 may be executed in counterparts and by facsimile signature.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.


                             -------------------------------------
                             Signature of Subscriber(s)



                             MAGNA-LAB INC.



                             By:
                                ----------------------------------




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